UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 3, 2006 (June 29, 2006)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy Midlothian, Texas	76065

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
In connection with the annual equity compensation of non-management directors, on June 29, 2006, upon a recommendation by the Compensation Committee of the Board of Directors, the Board of Directors of Ennis, Inc. approved the grant of restricted stock shares in the amounts indicated below be issued to the non-management members of the Company’s Board of Directors, pursuant to the Ennis Inc. 2004 Long-term Incentive Plan. The closing market price of the Company’s Common Stock on the date of grant was $19.64 per share.

Restricted
Stock
Director	Grant
James B. Gardner	2,000
Kenneth G. Pritchett	2,000
Thomas R. Price	2,000
Harold W. Hartley	2,000
Alejandro Quiroz	2,000
James C. Taylor	2,000
Godfrey M. Long, Jr. (new director)	4,000

The restricted stock grants vest ratably in 3 equal annual installments commencing on the first anniversary of the date of grant or upon a change in control of the Company, death, disability or retirement at age 65 or older. Additional terms with respect to the restricted stock granted to the named Board members are set forth in the form of the restricted stock agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description

10.1	Form of Board of Director — Restricted Stock Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: July 3, 2006	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Board of Director — Restricted Stock Agreement